Jerome Rosenberg
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.



35 Pinelawn Road                                      Tel: (631) 777-2290
Suite 204 W                                           Fax: (631) 777-2293
Melville, NY 11747                                    E-mail: Jrosencpa@aol.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 2005 in the Form SB-2A for the years ended December 31, 2004 and December 31, 2003.





 /s/Jerome Rosenberg, CPA , P.C.
 -------------------------------
    Jerome Rosenberg, CPA , P.C.
    Melville, NY 11747
    August 2, 2005